Piedmont Natural Gas Reports Results For Fiscal Year 2007

CHARLOTTE, N.C., Dec. 28 /PRNewswire-FirstCall/ — Piedmont Natural Gas (NYSE: PNY) today announced results for the fiscal year and fourth quarter ended October 31, 2007. For the 2007 fiscal year, the Company reported net income of $104.4 million, or $1.40 per diluted share. These results compare with net income of $97.2 million, or $1.28 per diluted share, for the 2006 fiscal year. Chairman, President and CEO Thomas E. Skains commented, “We are pleased with the progress of the Company during fiscal year 2007, a year in which we continued to invest in natural gas infrastructure to serve our growing markets, streamline and consolidate our business processes and operations, and enhance our customer service and satisfaction levels. Our non-utility joint venture investments, with a strong performance from SouthStar Energy and Hardy Storage going into service in 2007, made positive contributions to our earnings growth.” Mr. Skains went on to say, “We have made significant progress in all aspects of our business and our customers and shareholders are seeing the benefits.”

System throughput for fiscal year 2007 totaled 206 million dekatherms, compared with 198.7 million dekatherms for the previous year. The increase was primarily due to greater transportation deliveries to power generation customers and overall customer growth. Weather for the year was 12% warmer than normal and 7% warmer than 2006.

Margin for the year was essentially flat compared to the prior year. While margin was positively influenced by customer growth in the Company’s service areas, it was partially offset by warmer than normal weather and customer conservation. Additionally, a regulatory order required the discontinuance of an accounting practice that also adversely impacted margin for the year by ($5.4 million), or ($0.04) per share. Operations and maintenance expenses for the year decreased $4.9 million from the previous fiscal year primarily due to cost reductions from the Company’s 2006 management restructuring program and from the implementation of the automated meter reading project completed earlier in the year. These decreases were partially offset by increased expenses associated with outside services and employee benefits.

Included in Other Income are results from the Company’s interest in SouthStar Energy, which contributed $28.2 million pre-tax income in fiscal 2007 compared with $22.9 million pre-tax income for the prior year, and its interest in Hardy Storage, which contributed $3.8 million pre-tax income in 2007 compared with $1 million pre-tax income for the prior year.

For the three months ended October 31, 2007, the Company’s seasonal fourth-quarter loss was ($8.3 million), or ($.11) per diluted share, compared with ($6.2 million), or ($0.08) per diluted share, for the prior-year fourth quarter. Weather for the quarter was 50% warmer than normal and 59% warmer than last year’s quarter. The regulatory order mentioned above also had an adverse impact in the fourth-quarter of ($0.04).

In concluding his review of 2007 results, Mr. Skains commented, “Our Company continued to take advantage of growth opportunities in our market area by adding 30,400 new customers to our distribution system in 2007. These results reflect the value that customers place on natural gas as a clean, efficient and reliable source of energy for their homes and businesses and their confidence in Piedmont to provide them with quality customer service.”

FISCAL 2008 EARNINGS GUIDANCE REAFFIRMED

Piedmont Natural Gas reaffirms its fiscal year 2008 earnings guidance of $1.45 to $1.55 per diluted share.

DIVIDEND

At its regular quarterly meeting of the Company’s Board of Directors back on December 13, 2007, Piedmont Natural Gas announced the declaration of a quarterly dividend on Common Stock of 25 cents per share, payable January 15, 2008, to holders of record at the close of business on December 24, 2007.

CONFERENCE CALL

In conjunction with this fourth-quarter earnings release, you are invited to listen to the conference call that will be broadcast live over the Internet on Friday, January 4, 2008, at 2:30 p.m. Eastern Time, hosted by Chairman, President and Chief Executive Officer Thomas E. Skains. Log on to the web at http://www.piedmontng.com and click on Investors, then on Presentations. The conference call will be archived on the Presentations page of the website within the Investor Relations section.

Piedmont Natural Gas
Summary of Operations
(in thousands except per share amounts and degree days)
Twelve Months Ended	October 31		% Increase
	2007	2006	(Decrease)
Operating Revenues	$1,711,292	$1,924,628	(11%)
Cost of Gas	1,187,127	1,401,149	(15%)
Margin	524,165	523,479	.1%
Operations and Maintenance Expenses	214,442	219,353	(2%)
Depreciation	88,654	89,696	(1%)
General Taxes	32,407	33,138	(2%)
Utility Income Taxes	51,315	50,543	2%
Operating Income (Loss)	137,347	130,749	5%
Other Income (Expense), net	24,312	18,750	30%
Utility Interest Charges	57,272	52,310	10%
Net Income	104,387	97,189	7%
Average Shares of Common Stock:
Basic	74,250	75,863	(2%)
Diluted	74,472	76,156	(2%)
Earnings Per Share of Common Stock:
Basic	$1.41	$1.28	10%
Diluted	$1.40	$1.28	9%
System Throughput — Dekatherms	206,004	198,656	4%
Gas Customers Billed in October	923	903	2%
System Average Degree Days — Actual	2,977	3,192	(7%)
System Average Degree Days — Normal	3,388	3,386	0.1%
Percent Normal Degree Days	88%	94%	n/a
Three Months Ended	October 31		% Increase

	2007	2006	(Decrease)

Operating Revenues	$278,030	$282,209	(1%)
Cost of Gas	197,235	195,094	1%
Margin	80,795	87,115	(7%)
Operations and Maintenance Expenses	54,505	53,987	1%
Depreciation	22,615	23,793	(5%)
General Taxes	7,147	7,940	(10%)
Utility Income Taxes	(7,480)	(5,019)	49%
Operating Income	4,008	6,414	(38%)
Other Income (Expense)	2,926	1,158	153%
Utility Interest Charges	15,243	13,733	11%
Net Income	(8,309)	(6,161)	(35%)
Average Shares of Common Stock:
Basic	74,092	75,356	(2%)
Diluted	74,092	75,356	(2%)
Earnings Per Share of Common Stock:
Basic	($0.11)	($0.08)	(38%)
Diluted	($0.11)	($0.08)	(38%)
System Throughput — Dekatherms	43,127	42,181	2%
Gas Customers Billed in October	923	903	2%
System Average Degree Days — Actual	108	263	(59%)
System Average Degree Days — Normal	214	213	0.5%
Percent Normal Degree Days	50%	123%	n/a

Forward-Looking Statement

This press release contains forward-looking statements. These statements are based on management’s current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, regulatory issues, customer growth, economic and capital market conditions, the cost and availability of natural gas, competition from other energy providers, weather conditions and other uncertainties, all of which are difficult to predict and some of which are beyond our control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The words “expect,” “believe,” “project,” “anticipate,” “intend,” “should,” “could,” “will,” “assume,” “can,” “estimate,” “forecast,” “future,” “indicate,” “outlook,” “plan,” “predict,” “seek,” “target,” “would,” and variations of such words and similar expressions are intended to identify forward-looking statements. Forward-looking statements are only as of the date they are made and we do not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise except as required by applicable laws and regulations. More information about the risks and uncertainties relating to these forward- looking statements may be found in Piedmont’s latest Form 10-Q and its other filings with the SEC, which are available on the SEC’s website at http://www.sec.gov .

About Piedmont Natural Gas

Piedmont Natural Gas is an energy services company primarily engaged in the distribution of natural gas to more than one million residential, commercial and industrial utility customers in North Carolina, South Carolina and Tennessee, including 62,000 customers served by municipalities who are wholesale customers. Our subsidiaries are invested in joint venture, energy- related businesses, including unregulated retail natural gas marketing, interstate natural gas storage and intrastate natural gas transportation. More information about Piedmont Natural Gas is available on the Internet at http://www.piedmontng.com .

SOURCE Piedmont Natural Gas

CONTACT:
Investors
John Sutphin
+1-704-731-4314
john.sutphin@piedmontng.com
or
Media
David L. Trusty
+1-704-731-4391
david.trusty@piedmontng.com
both of Piedmont Natural Gas